EXHIBIT 23

                     CONSENT OF INDEPENDENT ACCOUNTANTS

Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statements of Datamarine International, Inc. and Subsidiaries on Form S-8 (File No. 2-68937) pertaining to the Employee Stock Purchase Plan, on Form S-8 (File No. 33-48532) pertaining to the 1991 Stock Option Plan, and on Form S-8 (File No. 333-06927) pertaining to the 1995 Stock Option Plan for Non-employee Directors of our reports dated December 11, 1997, except for the fourth and fifth paragraphs of
Note 1, the last sentence in the first paragraph of Note 6, the last sentence of Note 7, the last sentence in the third paragraph of Note 8, and Note 14 to the financial statements as to which the date is March 2, 1998, on our audits of the consolidated financial statements and financial statement schedule of Datamarine International, Inc. and Subsidiaries as of September 27, 1997 and September 28, 1996, and for the years ended September 27, 1997, September 28, 1996 and September 30, 1995 which reports are included in this Annual Report on Form 10-K.


/s/:COOPERS & LYBRAND L.L.P

Seattle, Washington
March 2, 1998